EXHIBIT 32.1

WASHINGTON MUTUAL, INC.
Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Kerry K. Killinger, the Chief Executive Officer of Washington Mutual, Inc., does hereby certify that this report on Form 10-Q/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Washington Mutual, Inc.

Date: August 9, 2006	By:	/s/ KERRY K. KILLINGER
Kerry K. Killinger
Chairman and Chief Executive Officer
of Washington Mutual, Inc.

A signed original of this written statement required by Section 906 has been provided to Washington Mutual, Inc. and will be retained by Washington Mutual, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.